EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 3, 2002, in the Registration Statement (Form S-1 No. 333-100736) and related Prospectus of The Advisory Board Company dated October 31, 2002.

/s/ ERNST & YOUNG LLP

McLean, Virginia

October 31, 2002